EXHIBIT 10(b)

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

               THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 18, 2004, but effective as of October 30, 2004 (the “Effective Date”), among NORSTAN COMMUNICATIONS INC., a Minnesota corporation (“Communications (US)”), VIBES TECHNOLOGIES, INC., a Minnesota corporation (“Vibes”; Communications (US) and Vibes are referred to hereinafter each individually as “Borrower”, and collectively, as “Borrowers”), NORSTAN, INC., a Minnesota corporation (“Parent”), NORSTAN FINANCIAL SERVICES INC., a Minnesota corporation (“Norstan Financial”), NORSTAN CANADA INC., a Minnesota corporation (“Canada Holdings”), NORSTAN INTERNATIONAL, INC., a Minnesota corporation (“UK Holdings”) and NORSTAN CANADA LTD., an Ontario corporation (“Communications (Canada)”; Parent, Norstan Financial, Canada Holdings, Norstan International, UK Holdings and Communications (Canada) are referred to hereinafter each individually as a “ Credit Party”, and individually and collectively, jointly and severally, as the “Credit Parties”) and WELLS FARGO FOOTHILL, INC., a California corporation, as agent for lenders (“Agent”).

               WHEREAS, Borrowers, Credit Parties (Borrowers and Credit Parties are referred to hereinafter each individually as “Company”, and collectively, as “Companies”), Agent and Lenders are parties to a Loan and Security Agreement dated as of December 10, 2003 (as amended, restated, supplemented or otherwise modified from time to time, and as amended hereby, the “Loan Agreement”);

               WHEREAS, the Companies have requested that Agent amend the Loan Agreement, and Agent has agreed to do so subject to the terms and conditions contained herein.

               NOW THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows:

               1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

               2. Amendment to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended, as follows:

               (a) The defined term, “Norstan Resale Business Projections”, contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

         “Norstan Resale Business Projections” means, with respect to the fiscal year ending April 30, 2005, the projections of Communications (US)’s resale revenue of refurbished products, excluding revenue under the Siemens Agreement and resale revenue of refurbished products sold by Vibes, attached hereto as Attachment 1 and, with respect to each fiscal year thereafter,

Communications (US)’s forecasted resale revenue of refurbished products, excluding revenue under the Siemens Agreement and resale revenue of refurbished products sold by Vibes, all prepared on a consistent basis with the projections for the fiscal year ending April 30, 2005 attached hereto as Attachment 1, together with appropriate supporting details and a statement of underlying assumptions.

               (b) Attachment 1, the Norstan Resale Business Projections for the fiscal year ending April 30, 2005, is hereby added to the Loan Agreement as attached hereto.

               3. Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance satisfactory to Agent, and upon the satisfaction and/or waiver of such conditions, this Amendment shall be effective as of the Effective Date:

               (a) Agent shall have received this Amendment, duly executed by each Company; and

               (b) No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transaction contemplated herein.

               4. Miscellaneous.

               (a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each Company hereby warrants to Agent, as of the date hereof, that:

         (i) The representations and warranties of each Company contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof; and

         (ii) No Event of Default or event which, with giving of notice or the passage of time or both, would become an Event of Default, exists as of the date hereof.

               (b) Expenses. Each Company agrees, on a joint and several basis, to pay on demand all costs and expenses of Agent (including the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, each Company agrees, on a joint and several basis, to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 4(b) shall survive any termination of this Amendment and the Loan Agreement.

               (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

               (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

NORSTAN COMMUNICATIONS INC.,
an Minnesota corporation

By /s/ Alice S Vazquez
Title VP Treasurer

VIBES TECHNOLOGIES, INC.,
an Minnesota corporation

By /s/ Alice S Vazquez
Title VP Treasurer

NORSTAN, INC.,
a Minnesota corporation

By /s/ Alice S Vazquez
Title VP Treasurer

NORSTAN FINANCIAL SERVICES INC.,
a Minnesota corporation

By /s/ Alice S Vazquez
Title VP Treasurer

NORSTAN CANADA INC.,
a Minnesota corporation

By /s/ Alice S Vazquez
Title VP Treasurer

NORSTAN INTERNATIONAL, INC.,
a Minnesota corporation

By /s/ Alice S Vazquez
Title VP Treasurer

NORSTAN CANADA LTD.,
an Ontario corporation

By /s/ Alice S Vazquez
Title VP Treasurer

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By /s/ John T. Leonard
Title Vice President